UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 28, 2011

Double Eagle Holdings, Ltd.
(Exact name of registrant as specified in charter)

Nevada
(State or other jurisdiction of incorporation)

000-22991	87-0460247
(Commission File Number)	(IRS Employer Identification No.)

20900 NE 30th Avenue, Eighth Floor, Aventura, FL 33180
 (Address of principal executive offices and zip code)

(305) 503-3873
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this Current Report on Form 8-K and unless otherwise indicated, the terms the “Company,” “we,” “us,” and “our” refer to Double Eagle Holdings, Ltd., unless the context requires otherwise.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Directors.

On November 28, 2011, Adam Adler resigned as our Chief Executive Officer.  Mr. Adler, a co-founder of the Company, has accepted the new position of Chief Business Officer of the Company and will continue to serve as a member of our board of directors. Mr. Adler's employment agreement with the Company remains in place.

Contemporaneously therewith, the board of directors appointed Brian Tuffin, our President and Chief Operating Officer, to the position of Chief Executive Officer and Rubin Hanan, the former President and Chief Executive Officer of Champs Sports, who has served as a consultant to the Company since April 2011, to the offices of President and Chief Operating Officer formerly occupied by Mr. Tuffin.

Since January 2009, Mr. Hanan has been President of Executive Leadership Intelligence, Inc. (“ELI”), a consulting firm he founded which focuses on retail brand and product development.  From 2006 to 2009, Mr. Hanan served as President and Chief Executive Officer of the Champs Sports division of Foot Locker, Inc., one of the largest retailers of athletic products in the world, where he was responsible for setting overall strategy and managing an organization with 9,000 employees.  From 2005 to 2006, Mr. Hanan served as Chief Executive Officer of Foot Locker Canada and from 2003 to 2005, he served as Senior Vice President of Retail Brand Marketing for parent company Foot Locker, Inc., where he was responsible for the marketing strategy of the Foot Locker, Lady Foot Locker, Kids Foot Locker, Footaction and Champs Sports divisions.  From 2000 to 2003, Mr. Hanan served as Vice President of Marketing of Champs Sports, where he was tasked with refocusing and reinvigorating the division’s marketing strategy.  Mr. Hanan holds BS degrees in marketing and management from the University of Alabama.

We are presently party to a consulting services agreement with ELI (the “Consulting Agreement”) which has an initial term through June 2012, renewing for successive one-year terms unless earlier terminated as provided therein.  Pursuant to the Consulting Agreement, ELI receives a monthly retainer of $5,000 and reimbursement of out-of-pocket expenses and Mr. Hanan received 1,500,000 restricted shares of our common stock (the “Shares”), on June 28, 2011 (the “Effective Date”).  1,000,000 of the Shares are subject to forfeiture if prior to the first anniversary of the Effective Date, the Consulting Agreement is terminated either by ELI without Good Reason (as defined therein) or by the Company for Cause (as defined therein).  In addition, 500,000 of the Shares are subject to forfeiture if prior to the eighteen (18) month anniversary of the Effective Date, the Consulting Agreement is terminated by ELI without Good Reason or by the Company for Cause.  The Consulting Agreement contains confidentiality and non-solicitation provisions for ELI and a non-circumvention provision for the Company.

We anticipate that the Consulting Agreement will be replaced with an employment agreement to be negotiated between Mr. Hanan and us.

Item 9.01.                      Financial Statements and Exhibits.

Exhibit No.                    Description

10.1              Consulting Services Agreement with Executive Leadership Intelligence, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOUBLE EAGLE HOLDINGS, LTD.

Date: November 30, 2011	By:	/s/ Brian Tuffin
	Name:	Brian Tuffin
	Its:	Chief Executive Officer